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                                                                    EXHIBIT 3.17

                                                                          PAGE 1

                                    DELAWARE
                                THE FIRST STATE

       I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "TAYLOR MANUFACTURING HOLDINGS, LLC", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF DECEMBER, A.D. 2002, AT 2 O'CLOCK P.M.

[ILLEGIBLE]                                   -s- Harriet Smith Windsor
                                       ----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

                                       AUTHENTICATION: 2173195

                                                 DATE: 12-27-02


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                            CERTIFICATE OF FORMATION
                                       OF
                       TAYLOR MANUFACTURING HOLDINGS, LLC

The undersigned, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

         FIRST: The name of the limited liability company (hereinafter called the "limited liability company") is Taylor Manufacturing Holdings, LLC.

         SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained Section 18-104 of the Delaware Limited Liability Company Act are National Corporate Research, Ltd., 615 South DuPont Highway, in the City of Dover County of Kent, Delaware 19901.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Taylor Manufacturing Holdings, LCC, this 24th day of December, 2002.

                                              TAYLOR MANUFACTURING HOLDINGS, LLC

                                              By: Taylor Publishing Company,
                                                  Its Sole Member

                                              By: -s- Sherice P. Bench
                                                  ---------------------------
                                                  Name: Sherice P. Bench
                                                  Title: Chief Financial Officer

                                                        STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 02:00 PM 12/24/2002
                                                         020797107 - 3599421